Exhibit 99.1

CGSY:US
Capital Growth Systems Inc
Capital Growth Systems Names Tom Hudson Chief Executive Officer

SCHAUMBURG, Ill.--(BUSINESS WIRE)--June 29, 2006 Capital Growth Systems, Inc., (the "company") announced today that the board of directors has named Tom Hudson chief executive officer, effectively immediately. He has also been appointed to the company's board of directors.

Hudson, age 59, has played a key leadership role in innovative technology businesses for over three decades. Hudson was most recently chairman and chief executive officer of Computer Network Technology Corporation ("CNT"), whose shares traded on Nasdaq before being acquired by McDATA Corporation in June 2005, when he also joined McDATA's board of directors. During his tenure at CNT, Hudson grew the business revenue profitably from $65 million to $360 million in wide area storage networking. Prior to that, he was a senior vice president of corporate development for McGraw Hill Companies from 1993 to 1996. Hudson began his professional business career in 1968 at IBM, where he served in various executive management capacities. He received his B.S. in electronic engineering from the University of Notre Dame and his M.B.A. from New York University.

Hudson stated, "I am enthusiastic about the opportunity to lead this company and to further develop their strategic business plan. I welcome the opportunity to participate in the company's growth. I understand this market and am very familiar with the challenges in taking the business to its future state. I look forward to contributing to its success."

Doug Stukel and Lee Wiskowski, the former co-CEO's of the company, have stepped down from such positions but will remain with the company as executive vice presidents of business development and corporate finance, respectively and continue to serve as members of the company's board of directors.

Stukel stated, "Bringing on a CEO of Tom Hudson's caliber was an essential step in providing the company with the leadership and execution capabilities that we believe will enhance our company and shareholder value tremendously."

Wiskowski added, "We're truly excited about the future of Capital Growth Systems and its future business opportunities. Tom's track record and experience in building emerging technology companies makes him a perfect fit for helping build the company into an innovative and exciting technology company."

About Capital Growth Systems, Inc.

Capital Growth Systems, Inc. is a public reporting company under the Securities Exchange Act of 1934 and is based in Schaumburg, Ill. The company currently has two wholly-owned subsidiaries: NexVU Technologies, LLC (www.nexvu.com) and Frontrunner Network Systems Inc. (www.frontrunnernetworks.com). The company's common stock is currently quoted on the Bulletin Board under the stock symbol CGSY.

Forward Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT: Capital Growth Systems, Inc. Skip Behm, 630-872-5800 sbehm@nexvu.com